Exhibit 10.2(a)

LETTER OF AGREEMENT

This agreement made this 26th day of June, 1995, by and between the Ridgewood Office Building, L. P., LTD., a Delaware Limited Partnership, ("Landlord"), and POE & BROWN, INC., a FLORIDA CORPORATION, ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease dated as of August 1, 1987, which sets forth the terms of occupancy by Tenant for a portion of the Poe & Brown Building ("Building") containing 38,738 square feet of Rentable Area. The commencement date of the Lease is August 15, 1987; and

WHEREAS, Tenant desires to lease additional space in the Building;

NOW, THEREFORE, in consideration of the mutual promises contained herein, Landlord and Tenant agree that:

1.    Landlord shall lease to Tenant an additional portion of the Building containing 1,114 square feet of rentable space in Suite 320, as indicated in Exhibit "A". The effective date of the Tenant's occupancy and possession of the additional space will be July 1, 1995, and shall continue on a month-to-month basis or until the expiration date of the Lease, September 30, 2002.

2.    The rental charge to the Tenant for the additional space described herein is $3.50 per square foot per year, or $3,899.00, plus 6% sales tax. In addition to the rental charge, Tenant agrees to pay Landlord as rent, Tenant's proportional share of the Building's operating costs as provided in Section 5.3 of the Lease. All costs to improve or remodel the additional space will be paid by the Tenant.

3.    Tenant's occupancy and use of the additional space described herein shall be governed by the Lease dated August 1, 1987, and the rental charge will be adjusted subject to the same Adjustment Dates and the Base Index as stipulated in the Lease.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first written above.

Signed, sealed and delivered in the presence of:	POE & BROWN, INC.
/s/ Mary King
By:_____________________________________	By:	/s/ Jim W. Henderson
	Title:	Exec. Vice President
_____________________________________________
Title:____________________________________	Tenant

Ridgewood Office Building, Ltd.,
a Delaware Limited Partnership
/s/ Lorie Strickland
By:_____________________________________	By:	Ridgewood, Inc., a Delaware Corporation,
its Corporate General Partner

/s/ Sharon Korruso		/s/
Title:____________________________________		William J. Voges, President

/s/
Mark O. Blanford, Secretary
Landlord

STATE OF FLORIDA
COUNTY OF VOLUSIA

FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made and entered into by and between Ridgewood Office Building, L.P., Ltd., a Delaware limited partnership as landlord (“Landlord”) and Brown & Brown, Inc., (also known as Poe & Brown, Inc.) a Florida corporation, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant, entered into that certain Ridgewood Office Building Lease with Chapman S. Root, Trustee, Chapman S. Root Revocable Trust U/T/A 2/15/87, (said Lease having been assigned to the Chapman S. Root 1982 Living Trust and subsequently assigned to Ridgewood Office Building, L.P., Ltd.) for the Premises dated August 1, 1987 which sets forth the terms of occupancy by Tenant for a portion of the Building containing 38,738 square feet of Rentable Area (herein after referred to as “Lease”) and that certain Letter of Agreement dated June 26, 1995 wherein the Tenant leased an additional 1,114 square feet of Rentable Area.

WHEREAS, the Landlord and Tenant desire to modify and amend the Lease and the Letter of Agreement, as set forth in this First Amendment to Lease and Addendums One, Two, Three, and Four.

NOW, THEREFORE, for and in consideration of the Premises, the sum of Ten and 00/100 Dollars ($10.00) in hand paid by Tenant to Landlord, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the Lease as follows:

I. A. As to Section 2. DEFINITIONS., the following subsections thereof are amended to read as follows:

2.a.	Base Rent: $533,790.75 per year

2.d.	Commencement Date: October 1, 1999

2.g.	Expiration Date: September 30, 2009, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.i.	Landlord’s Mailing Address:	P.O. Box 2860, Daytona Beach, FL 32120-2860
	Tenant’s Mailing Address:	P.O. Box 2412, Daytona Beach, FL 32114-2412

2.j.	Monthly installments of Base Rent: $44,482.58 per month commencing on October 1, 1999.

2.k.	Parking: Tenant to have 56 reserved parking spaces - fifteen (15) on the south side of the building and forty-one (41) on the west side of the building.

2.1.	Premises: that portion of the Building containing approximately 45,429 square feet of Rentable Area, as indicated on Exhibit “A”.

2.m.
Project: the building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 220 South Ridgewood Avenue, Daytona Beach, Florida. The Project is known as BROWN & BROWN BUILDING.

2.o.	Security Deposit (Article 7): No deposit required.

2.q.	Tenant’s First Adjustment Date (Section 5.2): October 1, 2002.

2.r.	Tenant’s Proportionate Share: 72.74%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 62,453 square feet.

In addition, the following Definition is added:
2.u.	Anniversary Date: The first day of October of each year. All other provisions of Section 2 remain as originally stated.

B. As to Section 3. EXHIBITS AND ADDENDA., said section is amended to read as follows:

The exhibits and addenda listed below and attached hereto are incorporated by reference in this First Amendment to Lease:

a. Exhibit “A” - Floor Plans showing the Premises.
b. Exhibit “B” - N/A
c. Exhibit “C” - N/A
d. Exhibit “D” - Rules and Regulations
e. Exhibit “E” - N/A
f. Addenda:
One - Additional Provisions
Two - Right of First Refusal to Lease Additional Space
Three - Option to Decrease Rentable Area in the Premises
Four - Rent Credits

C. As to Section 5. RENT., said section is amended to read as follows:

5.2(a). Adjusted Base Rent.

The amount of Base Rent (and the corresponding Monthly installments of Base Rent) payable hereunder shall be adjusted commencing on Tenant's First Adjustment Date of October 1, 2002 and each three-year period (10/1/05 and 10/1/08) after the Tenant’s first Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication July 1, 1999 shall be the "Base Index." On each Adjustment Date, the Base Rent shall be increased by a percentage equal to the percentage increase, if any, in the Index in publication three (3) months before the Adjustment Date (the "Comparison Index") over the Base Index ("adjusted Base Rent"). In the event the Comparison Index is less than the prior Comparison Index (or Base Index, as the case may be), the Base Rent shall remain the amount of Base Rent payable during that preceding period. When the adjusted Base Rent payable as of each Adjustment Date is determined, Landlord shall give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The adjusted Base Rent shall thereafter be the "Base Rent" for all purposes under this Lease.

In addition, the following is added:

5.2(c). Notwithstanding anything contained in this Lease to the contrary, the increase in Base Rent on any Adjustment Date shall not exceed nine (9%) percent.

D. As to Section 9. SERVICES AND UTILITIES., the following is added:

Landlord has advised Tenant that presently Florida Power & Light (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Center. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

E. As to Section 19. DESTRUCTION OR DAMAGE., the following subsections are added:

f.
Should the damage occur during the last two (2) years of the original term or any extended term and Tenant has an extension or renewal option, Tenant shall be obligated to exercise the renewal or extension option as a pre-condition to restoration of the Premises.

g.
Tenant shall not occupy or use the Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty. The Premises is a smoke free building. Tenant, its employees, contractors, agents, guests and invitees shall not smoke in any area of the Premises. Tenant is responsible to insure that no smoking takes place in the building. Landlord shall designate areas outside of the Premises for Tenant, its employees, agents, contractors, guests and invitees to smoke. Tenant acknowledges and agrees that the cost of repairs and replacement for smoke damage within the Premises is expensive and difficult. In addition to any other remedy or right under this Lease for a default, Landlord shall have the right to recover 100% of its costs for any repairs or replacement required because of smoke damage caused by Tenant in violation of this provision as smoke damage under this Lease is not considered to be ordinary wear and tear.

II. All other terms, covenants and conditions of the Lease are and shall remain in full force and effect.

III. Landlord and Tenant hereby acknowledge that the Lease and this Amendment represent the entire agreement, that no other written or oral agreements exist and that all other provisions of the Lease not modified herein shall remain in full force and effect.

Agreed and accepted this 2nd day of August, 1999.

LANDLORD:	TENANT:
RIDGEWOOD OFFICE BUILDING, L.P., LTD.,	BROWN & BROWN, Inc.
a Delaware limited partnership	a Florida corporation

By: /s/	By: /s/ Jim. W. Henderson
Phil Maroney, Vice President	Executive Vice President

Attest:

/s/ Caryl Taylor	/s/ Mary F. King
WITNESS	WITNESS

ADDENDUM NUMBER ONE TO LEASE

ADDITIONAL PROVISIONS

These provisions are attached to and made a part of that certain First Amendment to Lease dated as of   , 1999, executed by and between Ridgewood Office Building, L.P., Ltd., (“Landlord”), and Brown & Brown, Inc. (“Tenant”). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease.

Year 2000 Disclaimer. Landlord hereby disclaims any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of , relating to or in connection with (a) the failure of any automated, computerized and/or software system or other technology used in, on or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999 and before, after, during and between the years 1999 A.D. and 2000 A.D., and leap year calculations and or (b) the malfunction, creasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Property or that affects the Property, whether or not such technology is within the control of Owner or any of Owner’s agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Hazardous Wastes. Tenant shall not cause or permit the use, generation, storage or disposal in or about the demised premises of any substance, materials or wastes subject to regulation under any federal, state or local law from time to time in effect concerning hazardous, toxic or radioactive materials (hereinafter "Hazardous Materials") unless Tenant shall have received Landlord's prior written consent, which consent Landlord may withhold or at any time revoke at its sole discretion. If Tenant uses, generates, stores or disposes of any Hazardous Materials in or about the demised premises, Tenant shall obtain all necessary permits and comply with all statutes, regulations and rules applicable to such activity. Upon termination of this Lease, Tenant shall remove all Hazardous Materials, along with all storage and disposal facilities, from the demised premises, such removal to be in accordance with procedures approved by the proper governmental authority. Tenant shall indemnify and hold Landlord harmless from and against all liability, cost, claim, penalty, expense and fees (including court costs and attorneys' fees) arising from Tenant's use, generation, storage, or disposal of Hazardous Materials in or about the demised premises. This section shall survive the expiration or earlier termination of this Lease.

Compliance with Public Accommodation Laws. Tenant assumes all responsibility for compliance of the Premises with any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities ("Public Accommodation Laws"), including without limitation, the requirements of the American Disabilities Act, 42 U.S.C. 12-101 and all regulations and promulgations thereunder. Tenant shall complete any and all alterations, modifications or improvements to the Premises necessary in order to comply with all Public Accommodation Laws during the term of this Lease whether such improvements or modifications are the legal responsibility of Landlord, Tenant, or a third party. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, fines, penalties, losses and expenses (including attorney's fees) arising in connection with Tenant's failure to comply with the provisions of this Section.

The Landlord shall be responsible for all aspects of the building and adjoining property to comply with the provisions of the American's With Disabilities Act, as same may be amended from time to time, with the exception of the interior space (including Tenant's private exterior entrance) for which Tenant assumes the responsibility for such compliance. Each party agrees to indemnify and hold the other harmless from and against any loss, costs, damages, expenses or liabilities, including reasonable attorney's fees, arising out of or in connection with the failure of such party to fulfill such obligation.

ADDENDUM NUMBER TWO TO LEASE

RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

Beginning from the commencement date of this Lease, such date being October 1, 1999, and provided Tenant is not in default under the terms of this Lease, Landlord grants to Tenant a Right of First Refusal to lease additional space that comes available in the Building on the same terms and conditions of this Lease, as Amended under the First Amendment to Lease. In the event Landlord receives a bona fide offer to rent space in the Building to any parties other than the Tenant, the Landlord shall give Tenant written notice of same. Tenant shall have fifteen (15) business days following receipt of such notice to notify Landlord as to whether Tenant desires to lease said space. The leasing of said additional space shall be under the same terms and conditions as the Lease and, if Tenant does exercise a Right of First Refusal to lease additional space hereunder, the parties shall amend this Lease to incorporate the additional space and proportionately increase Tenant's Base Rent.

This Right of First Refusal excludes any Renewal Options in an existing executed Lease with any other Tenant(s) in the Building.

This Right of First Refusal shall not, however, obligate Landlord to reserve or hold any space for Tenant. Landlord reserves the right to establish the minimum quantity and location of any additional space that may be added at any one time pursuant to this provision.

In the event Tenant shall fail to give notice of its intent to lease said additional space within fifteen (15) days, such Right of First Refusal shall thereafter be and become null and void and of no further force and effect.

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ADDENDUM NUMBER THREE TO LEASE

OPTION TO DECREASE RENTABLE AREA IN THE PREMISES

Beginning with Year 4 of this Lease, such date being October 1, 2002, and annually each year thereafter on the Anniversary Date, and provided Tenant is not in default under any terms of this Lease, Tenant shall have the option to decrease the Rentable Area of the Premises by an amount not to exceed 11,369 square feet. It is understood and agreed that all annual decreases in the Rentable Area of the Premises shall be cumulative and shall not exceed 11,369 square feet in the aggregate and that at no time shall the Premises Landlord leases to Tenant and Tenant leases from Landlord contain less than 34,060 square feet of Rentable Area during the period beginning on October 1, 2002, and ending on the Expiration Date, September 30, 2009.

Tenant’s monthly installment of Base Rent and Proportionate Share of Project Operating costs shall be proportionally adjusted on October 1, 2002, and each Anniversary date thereafter, to reflect the square feet of Rentable Area then contained in the Premises.

Tenant shall give Landlord written notice of its election to exercise its option to decrease its Rentable Area of the Premises at least twelve (12) months prior to October 1, 2002 and twelve (12) months prior to each Anniversary Date thereafter. In the event that Tenant shall fail to give Landlord timely written notice of its election to exercise its option to decrease, such option shall be null and void until the next succeeding Anniversary Date.

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ADDENDUM NUMBER FOUR TO LEASE

RENT CREDITS

One Time Rent Credit:
Provided Tenant is not in default under any terms of this Lease, Landlord shall pay to Tenant, on or before January 31, 2000, without demand, deduction or set-off, One Hundred Twelve Thousand Five Hundred ($112,500.00) Dollars, as a one-time credit against the Base Rent due and payable by Tenant for the first three months (October, November and December 1999) of this Lease (“One Time Rent Credit”).

Additional Rent Credit:
Commencing with the lease year beginning October 1, 2002, and each year thereafter, and provided Tenant is not in default under any terms of this Lease, Landlord shall pay Tenant an Additional Rent Credit equal to One ($1.00) Dollar for each square foot of Rentable Area of the Premises occupied in excess of 34,060 square feet (“Additional Rent Credit”). In no event shall the Additional Rent Credit exceed Eleven Thousand Three Hundred Sixty Nine ($11,369.00) Dollars for any one lease year. Landlord shall pay the Additional Rent Credit to Tenant without demand, deduction of set-off on or before the 31st day of the month of January following the end of the lease year for which the credit is due.

For the purposes of calculation of the Additional Rent Credit, the Tenant’s occupied Rentable Area of the Premises shall be equal to the average annual Rentable Area of the Premises leased during the lease year on a 365 day basis.

STATE OF FLORIDA
COUNTY OF VOLUSIA

SECOND AMENDMENT TO LEASE AGREEMENT
TO INCREASE SQUARE FOOTAGE

This Second Amendment to Lease made this ___ day of __________, 2001, is entered into by and between Ridgewood Office Building, L.P., Ltd., a Delaware limited partnership as Landlord (“Landlord”) and Brown & Brown, Inc., a Florida corporation, (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant, entered into that certain Ridgewood Office Building Lease with Chapman S. Root, Trustee, Chapman S. Root Revocable Trust U/T/A 2/15/87, (said Lease having been assigned to the Chapman S. Root 1982 Living Trust and subsequently assigned to Ridgewood Office Building, L.P., Ltd.) for the Premises dated August 1, 1987 which sets forth the terms of occupancy by Tenant for a portion of the Building containing 38,738 square feet of Rentable Area (herein after referred to as “Lease”), and that certain Letter of Agreement dated June 26, 1995 wherein the Tenant leased an additional 1,114 square feet of Rentable Area, and that certain First Amendment to Lease dated August 2, 1999 wherein the Tenant leased an additional 5,577 square feet of Rentable Area resulting in a total Rental Area of 45,429 square feet.

WHEREAS, the Landlord and Tenant desire to modify and amend the Lease as set forth in this Second Amendment to Lease in order to increase the Rentable Area occupied by Tenant by an additional 3,851 square feet of Rentable Area for a total Rentable Area of 49,280 square feet, such additional Rentable Area being the area contained in Suite 210 on the Second Floor and Suite 330 on the Third Floor of the Building.

NOW, THEREFORE, for and in consideration of the Premises, the sum of Ten and 00/100 ($10.00) Dollars in hand paid by Tenant to Landlord, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the Lease as follows:

I. A. As to Section 2. DEFINITIONS,

2.a.	Base Rent: $579,040.00 until adjusted according to the terms set forth in the Lease.

2.i.	Landlord’s Mailing Address: 275 Clyde Morris Blvd, Ormond Beach, FL 32174

2.j.	Monthly Installments of Base Rent: $48,253.33 per month until adjusted according to the terms set forth in the Lease.

2.l.	Premises: Effective January 1, 2002, that portion of the building containing approximately 49,280 square feet of Rentable Area, as indicated on Exhibit “A”.

2.r.
Tenant’s Proportionate Share: 78.91% effective January 1, 2002. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 62,453 square feet.

B. As to Section 3. EXHIBITS AND ADDENDA, said section is amended to read as follows:

The exhibits listed below and attached hereto are incorporated by reference in this Second Amendment to Lease:

a.	Exhibit “A” - Revised Floor Plans showing the Premises.
b.	Addenda: Four - Rent Credit (B) Inducement Rent Credit

1

C. As to Section 11, CONSTRUCTION, REPAIRS AND MAINTENANCE., the following is added:

Paragraph 11.a. Landlord has constructed Tenant Improvements in Suite 210 and has paid for all such improvements per plans and specifications approved by Tenant. Landlord’s contribution to Tenant Improvements totaled $20,000.00.

Landlord will construct Tenant Improvements in Suite 330 and pay for all such improvements per plans and specifications approved by Tenant. Landlord’s contribution to Tenant Improvements shall not exceed $6,200.00.

D. As to Section 12. ALTERATIONS AND ADDITIONS., the following is added:

Paragraph 12.b. Tenant shall reimburse Landlord for all costs to construct Tenant Improvements in Suite 330 that exceed $6,200.00. Tenant reimbursement for such excess costs shall be paid to Landlord no later than thirty (30) days after Tenant receives Landlord’s submitted invoice.

II. As to ADDENDUM NUMBER FOUR TO LEASE, the following is added:

(B) Inducement Rent Credit

As an inducement to Tenant for increasing the Rentable Area occupied by Tenant by an additional 3,851 square feet effective January 1, 2002, and provided Tenant is not in default under any terms of this Lease, Landlord shall provide, as offsets against Tenant’s Monthly Installments of Base Rent as they are due and payable, credits as follows:
January 2002	$3,770.77 per month
February 2002 - September 2002	$1,524.35 per month
October 1, 2002 - September 2005	$1,661.55 per month

III. All other terms, covenants and conditions of the Lease are and shall remain in full force and effect.

IV. Landlord and Tenant hereby acknowledge that the Lease and this Amendment represent the entire agreement, that no other written or oral agreements exist and that all other provisions of the Lease not modified herein shall remain in full force and effect.

LANDLORD:	TENANT:
RIDGEWOOD OFFICE BUILDING, L.P., LTD.,	BROWN & BROWN, Inc.
a Delaware limited partnership	a Florida corporation

By: Root Real Estate Corp., its managing	By: /s/ T. G. Tinsley
Typed Name: T. G. Tinsley
By: /s/	Title: Director of Operations
Ronald E. Nowviskie, Vice President

Witnesses:	Witnesses:

/s/ A. Caryl Taylor	/s/ Linda Holmes
Typed Name:A. Caryl Taylor	Typed Name: Linda Holmes

/s/ Therese J. Taormina	/s/ Amy Gural
Typed Name:Therese J. Taormin	Typed Name:Amy Gural

2

STATE OF FLORIDA
COUNTY OF VOLUSIA

THIRD AMENDMENT TO LEASE AGREEMENT
TO INCREASE SQUARE FOOTAGE

This Third Amendment to Lease made this 8th day of August, 2002, is entered into by and between Ridgewood Office Building, L.P., Ltd., a Delaware limited partnership as Landlord (“Landlord”) and Brown & Brown, Inc., a Florida corporation, (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant, entered into that certain Ridgewood Office Building Lease with Chapman S. Root, Trustee, Chapman S. Root Revocable Trust U/T/A 2/15/87, (said Lease having been assigned to the Chapman S. Root 1982 Living Trust and subsequently assigned to Ridgewood Office Building, L.P., Ltd.) for the Premises dated August 1, 1987 which sets forth the terms of occupancy by Tenant for a portion of the Building containing 38,738 square feet of Rentable Area (herein after referred to as “Lease”), and that certain Letter of Agreement dated June 26, 1995 wherein the Tenant leased an additional 1,114 square feet of Rentable Area, and that certain First Amendment to Lease dated August 2, 1999 wherein the Tenant leased an additional 5,577 square feet of Rentable Area resulting in a total Rental Area of 45,429 square feet and that certain Second Amendment to Lease dated December 11, 2001, wherein the Tenant leased an additional 3,851 square feet of Rentable Area resulting in a total Rental Area of 49,280 square feet.

WHEREAS, the Landlord and Tenant desire to modify and amend the Lease as set forth in this Third Amendment to Lease in order to increase the Rentable Area occupied by Tenant by an additional 5,435 square feet of Rentable Area contained in Suite 301 on the Third Floor of the Building. Tenant also desires to decrease the Rentable Area occupied by Tenant by 3,480 square feet of Rentable Area contained in Suite 100 (existing MacDuff) on the first floor of the Building, resulting in a total Rentable Area of 51,235 square feet.

NOW, THEREFORE, for and in consideration of the Premises, the sum of Ten and 00/100 ($10.00) Dollars in hand paid by Tenant to Landlord, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the Lease as follows:

I. A. As to Section 2. DEFINITIONS,

2.a.	Base Rent: $602,011.25 until adjusted according to the terms set forth in the Lease.

2.i.	Landlord’s Mailing Address: 275 Clyde Morris Blvd, Ormond Beach, FL 32174

2.j.	Monthly Installments of Base Rent: $50,167.60 per month until adjusted according to the terms set forth in the Lease.

2.l.	Premises: Effective September 1, 2002, that portion of the building containing approximately 51,235 square feet of Rentable Area, as indicated on Exhibit “A”.

2.r.
Tenant’s Proportionate Share: 82.04% effective September 1, 2002. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 62,453 square feet.

B. As to Section 3. EXHIBITS AND ADDENDA, said section is amended to read as follows:

The exhibits listed below and attached hereto are incorporated by reference in this Third Amendment to Lease:

a.	Exhibit “A” - Revised Floor Plans showing the Premises.

1

C. As to Section 12. ALTERATIONS AND ADDITIONS., the following is added:

Tenant shall accept the space in broom clean as-is condition and be responsible for all improvements and modifications. Landlord shall reimburse Tenant an Improvement Allowance of $9.75 per square foot on the additional 5,435 square feet of Rentable Area contained in Suite 301, the total amount being Fifty Two Thousand Nine Hundred Seventy Five ($52,975.00) Dollars and no cents payable in-cash or as an offset against Tenant’s Year 2002 and/or Year 2003 Base Rent.

II. All other terms, covenants and conditions of the Lease are and shall remain in full force and effect.

III. Landlord and Tenant hereby acknowledge that the Lease and this Amendment represent the entire agreement, that no other written or oral agreements exist and that all other provisions of the Lease not modified herein shall remain in full force and effect.

LANDLORD:	TENANT:
RIDGEWOOD OFFICE BUILDING, L.P., LTD.,	BROWN & BROWN, INC.
a Delaware limited partnership	a Florida corporation
By: Root Real Estate Corp., its managing general partner

By: /s/ Philip Maroney	By: /s/ T. G. Tinsley
Philip Maroney, Vice President	Typed Name: T. G. Tinsley
Title: Director of Operations

Witnesses:	Witnesses:

/s/ Alicia McKee	/s/ Amy A. Gural
Typed Name: Alicia McKee	Typed Name: Amy A. Gural

/s/ Amy A. Gural	/s/ Alicia McKee
Typed Name: Amy A. Gural	Typed Name: Alicia McKee

2

STATE OF FLORIDA
COUNTY OF VOLUSIA

FOURTH AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease made this 26th day of October, 2004, is entered into by and between Ridgewood Office Building, L.P., Ltd., a Delaware limited partnership as Landlord (“Landlord”) and Brown & Brown, Inc., a Florida corporation, (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant, entered into that certain Ridgewood Office Building Lease with Chapman S. Root, Trustee, Chapman S. Root Revocable Trust U/T/A 2/15/87, (said Lease having been assigned to the Chapman S. Root 1982 Living Trust and subsequently assigned to Ridgewood Office Building, L.P., Ltd.) for the Premises dated August 1, 1987 which sets forth the terms of occupancy by Tenant for a portion of the Building containing 38,738 square feet of Rentable Area (herein after referred to as “Lease”), and that certain Letter of Agreement dated June 26, 1995 wherein the Tenant leased an additional 1,114 square feet of Rentable Area, and that certain First Amendment to Lease dated August 2, 1999 wherein the Tenant leased an additional 5,577 square feet of Rentable Area resulting in a total Rental Area of 45,429 square feet and that certain Second Amendment to Lease dated December 11, 2001 wherein the Tenant leased an additional 3,851 square feet of Rentable Area resulting in a total Rental Area of 49,280 square feet and that certain Third Amendment to Lease dated August 8, 2002 wherein the Tenant leased an additional 5,435 square feet of Rentable Area resulting in a total Rental Area of 51,235 square feet.

WHEREAS, Tenant exercised its option under Addendum Number Three To Lease, Option To Decrease Rentable Area In The Premises effective October 1, 2003 wherein the Tenant decreased the Rental Area by 12,939 square feet such area being the entire Fourth Floor of the Building resulting in a total Rentable Area of 38,296 square feet.

WHEREAS, the Landlord and Tenant desire to modify and amend the Lease as set forth in this Fourth Amendment to Lease, the Premises shall be adjusted such that effective December 1, 2004 Tenant will occupy the entire Fourth Floor, consisting of 12,939 square feet and vacate the space it occupies in the south end of the Second Floor, consisting of 5,577 square feet, resulting in a total Rentable Area of the Premises being 45,658 square feet.

NOW, THEREFORE, for and in consideration of the Premises, the sum of Ten and 00/100 ($10.00) Dollars in hand paid by Tenant to Landlord, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the Lease as follows:

I. A. As to Section 2. DEFINITIONS.

2.a.	Base Rent: Effective December 1, 2004 shall be $513,652.50 per year for all space occupied by Tenant until adjusted according to the terms set forth in the Lease.

2.g.	Expiration Date: The term of the Lease shall be extended for an additional seven (7) years ending September 30, 2016.

2.i.	Landlord’s Mailing Address: 275 Clyde Morris Blvd, Ormond Beach, FL 32174

2.j.
Monthly Installments of Base Rent: For the months of October and November, 2004 shall be $35,902.50 and effective December 1, 2004 shall be $42,804.38 per month until adjusted according to the terms set forth in the Lease.

2.r.
Tenant’s Proportionate Share: 73.11% such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 62,453 square feet.

B. As to Section 3. EXHIBITS AND ADDENDA, said section is amended to read as follows:

The exhibits listed below and attached hereto are incorporated by reference in this Fourth Amendment to Lease:

a.	Exhibit “A” - Revised Floor Plans showing the Premises.

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C. As to Section 5. Rent., said section is amended to read as follows:

5.2(a). Adjusted Base Rent.

The amount of Base Rent (and the corresponding Monthly installments of Base Rent) payable hereunder shall be adjusted commencing on Tenant's First Adjustment Date of October 1, 2007 and each three-year period (10/1/10 and 10/1/13) after the Tenant’s first Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication July 1, 2004 shall be the "Base Index." On each Adjustment Date, the Base Rent shall be increased by a percentage equal to the percentage increase, if any, in the Index in publication three (3) months before the Adjustment Date (the "Comparison Index") over the Base Index ("adjusted Base Rent"). In the event the Comparison Index is less than the prior Comparison Index (or Base Index, as the case may be), the Base Rent shall remain the amount of Base Rent payable during that preceding period. When the adjusted Base Rent payable as of each Adjustment Date is determined, Landlord shall give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The adjusted Base Rent shall thereafter be the "Base Rent" for all purposes under this Lease.

D. As to Section 12. ALTERATIONS AND ADDITIONS., the following is added:

Tenant shall accept the space in broom clean as-is condition and be responsible for all improvements and modifications. Landlord shall reimburse Tenant an Improvement Allowance of $6.00 per square foot on the additional 7,362 square feet net increase in the Rentable Area on December 15, 2004, the total amount being Forty Four Thousand One Hundred Seventy Two ($44,172.00) Dollars and no cents.

At its sole cost and expense and prior to December 1, 2004, Landlord shall construct a new entrance door in the north wall of the Fourth Floor elevator foyer.

E. As to ADDENDUM NUMBER THREE Option To Decrease Rentable Area In The Premises., This Addendum shall terminate and become null and void as of October 1, 2004.

F. As to ADDENDUM NUMBER FOUR Rent Credits., This Addendum shall terminate and become null and void as of October 1, 2004.

II. All other terms, covenants and conditions of the Lease are and shall remain in full force and effect.

III. Landlord and Tenant hereby acknowledge that the Lease and this Amendment represent the entire agreement, that no other written or oral agreements exist and that all other provisions of the Lease not modified herein shall remain in full force and effect.

LANDLORD:	TENANT:
RIDGEWOOD OFFICE BUILDING, L.P., LTD.,	BROWN & BROWN, INC.
a Delaware limited partnership	a Florida corporation
By: Root Real Estate Corp., its managing general partner

By: /s/	By: /s/ T. G. Tinsley
Ronald E. Nowviskie, Vice President	Typed Name: T. G. Tinsley
Title: Director of Operations - Dayton

Witnesses:	Witnesses:

/s/ A. Caryl Taylor	/s/ Amy A. Gural
Typed Name:A. Caryl Taylor	Typed Name: Amy A. Gural

/s/ L. Dee Snell	/s/ Robin W. Thomas
Print Name: L. Dee Snell	Print Name: Robin W. Thomas

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